Exhibit 99.1

Bristol-Myers Squibb Completes Previously Announced Acquisition of Flexus Biosciences, Inc.

(NEW YORK, April 8, 2015) - Bristol-Myers Squibb Company (NYSE: BMY) today announced that it has completed the previously announced planned acquisition of Flexus Biosciences, Inc.

The transaction includes full rights to F001287, Flexus’ lead preclinical, small-molecule IDO1-inhibitor targeted for IND filing in the second half of 2015 and an IDO/TDO discovery program that includes its IDO-selective, IDO/TDO dual and TDO-selective compound libraries. A newly formed entity established by the current shareholders of Flexus will retain, from and after the closing, all non-IDO/TDO assets of Flexus including those related to Flexus’ Phase 1 FLT3 and CDK4/6 inhibitor, its earlier stage small-molecule Treg cancer immunotherapy programs, and its current personnel and facilities.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” relating to the acquisition of Flexus by Bristol-Myers Squibb and the discovery, development and commercialization of certain investigational compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the expected benefits of the acquisition will be realized. In addition, the compounds described in this release are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts

Bristol-Myers Squibb

Media:

Ken Dominski, 609-252-5251, ken.dominski@bms.com

Sarah Koenig, 609-252-4145, sarah.koenig@bms.com

Investors:

Ranya Dajani, 609-252-5330, ranya.dajani@bms.com

Flexus

Media and Investors

Yujiro Hata, Flexus Chief Operating Officer, 650-489-9009, yhata@flexusbio.com